AMENDMENT NUMBER FOUR TO
SENIOR SECURED NOTE AND WARRANT PURCHASE AGREEMENT

This AMENDMENT NUMBER FOUR TO SENIOR SECURED NOTE AND WARRANT PURCHASE AGREEMENT (this "**Amendment**"), dated as of April 14, 2025, is entered into by and among NOBLE ROMAN'S, INC., an Indiana corporation ("**Issuer**"), CORBEL CAPITAL PARTNERS SBIC, L.P. ("**Corbel SBIC**"), in its capacity as the administrative agent ("**Agent**"), and the Purchasers signatory hereto, with reference to the following facts:

A. Issuer, Agent and certain Purchasers party thereto previously entered into that certain Senior Secured Note and Warrant Purchase Agreement, dated as of February 7, 2020 (as amended, supplemented or otherwise revised from time to time prior to the date hereof, the "**Purchase Agreement**").

B. Issuer issued to Holder that certain Warrant dated February 7, 2020 (as amended, supplemented or otherwise revised from time to time prior to the date hereof, the "**Existing Warrant**").

C. Issuer has requested that the Purchasers make certain modifications to the Purchase Agreement, and Issuer has agreed to amend and restate the Existing Warrant in the form of Annex A attached, issue the Fourth Amendment Warrant (as defined below), and potentially issue the Additional Warrants (as defined below) as and when provided herein, and in consideration therefor the Purchasers have agreed to the requested modifications on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto hereby agree as follows:

1. **Defined Terms**. All initially capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

2. **Amendments to Purchase Agreement**. Upon the satisfaction of the conditions set forth in Section 5 hereof, the Purchase Agreement is hereby and shall be amended as follows:

(a) The introductory paragraph to Section 1.2(a) of the Purchase Agreement and clause (i) thereof are hereby amended and restated to read in their entirety as follows:

> "(a) Interest. (x) On or prior to March 31, 2025, interest on the Initial Notes shall be payable from time to time partially in cash, and partially in the form of PIK Interest, and (y) after March 31, 2025, interest on the Initial Notes shall be payable from time to time in cash, in each case, as provided below. Interest on the Put Notes shall be payable from time to time in cash as provided below. Interest on the Notes will be computed as set forth in Section 1.2(b).
>
> (i) Cash Interest on Notes. In addition to the interest payable in accordance with Section 1.2(a)(ii), if applicable, on each Interest Payment Date prior to the Maturity Date applicable thereto and at maturity (whether the stated Maturity Date applicable thereto, as a result of acceleration or otherwise), the Issuer shall pay and discharge in cash to the Agent the interest then accrued on the aggregate outstanding principal amount of the Notes (including interest accrued on all additional principal added to the principal balance of the Notes prior to such Interest Payment Date in accordance with Section 1.2(a)(ii) and in respect of the Deferred Closing Fee) at a rate equal to, subject to Section 1.2(a)(iii), Adjusted Term SOFR for the Interest Period therefor plus (x) prior to the Fourth Amendment Effective Date, 7.75% per annum, and (y) from and after the Fourth Amendment Effective Date, 9.00% per annum. Notwithstanding anything to the

contrary contained in Section 1.2(a)(ii), PIK Interest under Section 1.2(a)(ii) shall cease to accrue after March 31, 2025. Except as otherwise set forth herein, upon the expiration of an Interest Period, the Notes will continue to accrue interest under this Section 1.2(a)(i) at a rate of interest based on Adjusted Term SOFR for successive Interest Periods."

(b) Sections 1.5(b)(i) of the Purchase Agreement is hereby amended and restated to read in its entirety as follows:

"(i) The Issuer shall repay the aggregate outstanding principal balance of the Initial Notes (including any PIK Interest or other amounts added to the outstanding principal balance of the Initial Notes pursuant to the terms of this Agreement) in cash (x) commencing on February 28, 2023 and on the last day of each month thereafter through and including March 31, 2025, in equal monthly installments of $83,333.33, and (y) commencing on April 30, 2025 and on the last day of each month thereafter, in equal monthly installments of $91,667, unless, in each case, accelerated sooner pursuant to Section 6.2 or redeemed or prepaid in accordance with this Section 1.5. The Issuer shall repay the outstanding unpaid principal balance of the Initial Notes, together with any accrued but unpaid interest thereon, in cash on the Maturity Date applicable thereto (unless accelerated in accordance with Section 6.2).

(c) The following defined terms set forth in Annex 1 of the Purchase Agreement are each hereby amended and restated to read in their entirety as follows:

""**Floor**" means a rate of interest equal to 4.25%."

""**Maturity Date**" means (a) with respect to the Initial Notes, June 30, 2026, and (b) with respect to any Put Note, the second anniversary of the date of issuance of such Put Note."

""**Warrants**" means the Warrants to purchase a percentage of Common Stock issued by the Issuer to the Agent for the benefit of the respective Purchasers pursuant to this Agreement (or any amendments, supplements or modifications to this Agreement, as applicable), and for avoidance of doubt includes the amended and restated February 7, 2020 Warrants, the Fourth Amendment Warrants, and any Additional Warrants that may be issued as provided in or contemplated by that certain Amendment Number Four to Senior Secured Note and Warrant Purchase Agreement dated as of April 14, 2025, together with any other or successor warrant to purchase equity securities from time to time held by issued in substitution or exchange therefor, and in either case as further amended, supplemented or otherwise revised from time to time in accordance with the terms thereof."

(d) The following new defined term is hereby added to Annex 1 of the Purchase Agreement to read in its entirety as follows:

""**Fourth Amendment Effective Date**" means April 14, 2025."

(e) The last sentence of Section 1.5 of Annex 1 of the Purchase Agreement is hereby amended and restated to read in its entirety as follows:

"Any reference this Agreement or any of the other Note Documents to the satisfaction, repayment, or payment in full of the Obligations shall mean the latest of (a)(i) the payment or repayment in full in immediately available funds of all of the Obligations, or (ii) the

cancellation of the Obligations in whole at the election of the holder of the Warrants in connection with a cashless exercise of the Warrants pursuant to the terms thereof, (b) the termination of all of the commitments of the Purchasers under the Note Documents, (c) the expiration or termination of the right of the holder of the Warrants to require Issuer to purchase Warrant Shares pursuant to the Warrant Share Put Right (each term as defined in the respective Warrants), and (d) the indefeasible payment in full of any Put Notes (or similar evidences of indebtedness) issued by the Issuer in connection with or pursuant to the Warrant Share Put Right (as defined in the respective Warrants), as applicable."

3. **Fees and Fourth Amendment Warrants**. As consideration for the agreements of Agent and the Purchasers contained herein, Issuer hereby agrees as follows:

(a) Notwithstanding the terms set forth in Section 3 of that certain Amendment Number Two to Senior Secured Note and Warrant Purchase Agreement, dated as of January 28, 2025, among Issuer, Agent and the Purchasers Party thereto ("**Amendment Number Two**"), the Deferred Closing Fee (as defined in Amendment Number Two) shall be earned, due and payable on the date of this Amendment, and shall be paid by adding such amount to the outstanding principal amount of the Initial Notes on the date of this Amendment. The Deferred Closing Fee shall begin accruing interest at the interest rates set forth in Section 1.2(a)(i) of the Purchase Agreement beginning on the date of this Amendment, and will, for all purposes of the Purchase Agreement and the Initial Notes, constitute outstanding principal on the Initial Notes.

(b) Issuer shall pay an extension fee (the "**Extension Fee**") on the date of this Amendment equal to 1.0% of the principal amount of the Notes outstanding as of the date of this Amendment.

(c) The fees set forth in this Section 3 shall be deemed fully earned and non-refundable under all circumstances when paid.

(d) In addition to the foregoing fees, as a condition to the effectiveness of this Amendment, on the date hereof, Issuer shall execute, deliver and issue to Agent for the benefit of the Purchasers a Warrant to purchase 750,000 Warrant Shares at an exercise price of $0.10 per Warrant Share in the form attached to his Amendment as Annex A (the "**Fourth Amendment Warrants**").

4. **Covenants**. Issuer hereby agrees as follows, and any failure to comply with the following covenants automatically shall constitute an immediate Event of Default under the Purchase Agreement:

(a) Issuer shall have engaged at all times The London Manhattan Company, as its placement agent, or such other placement agent selected by Issuer (the "**Placement Agent**"), to assist Issuer with evaluation of financial alternatives. Issuer shall cause a member of senior management of Issuer and a representative of the Placement Agent to conduct monthly calls with Agent and its representatives, at such times as may be reasonably requested by Agent, to provide Agent with status updates related to term sheet negotiations and the identification and selection of prospective lenders. Issuer shall share with Agent any new term sheets received by Issuer.

(b) In addition to the issuance of the Fourth Amendment Warrants being issued and delivered to Agent for the benefit of the Purchasers on the date hereof, if the Obligations are not indefeasibly paid and satisfied in full by August 7, 2025, on August 8, 2025 Issuer shall execute, deliver and issue additional Warrants to Agent for the benefit of the Purchasers (the Warrants issued pursuant to this Section 4(b) and Section 4(c) below, as applicable, "**Additional Warrants**") to purchase 500,000 shares of Common Stock of Issuer at an exercise price of $0.10 per share and in substantially the same form as the

Fourth Amendment Warrants (other than as to the number of shares issuable thereunder, the original issue date of the Additional Warrants, and the exercise period, all of which shall be as set forth herein). The original issue date of the Additional Warrant issued pursuant to this Section 4(b) shall be August 8, 2025, such Additional Warrant shall be exercisable in accordance with the terms thereof for five (5) years from and after such original issue date, and otherwise shall be substantially in the same form and substance as the Fourth Amendment Warrants.

(c) In addition to any Additional Warrants issued pursuant to Section 4(b) above, the Issuer shall execute, deliver and issue to Agent for the benefit of the Purchasers every 30 days from and after August 8, 2025 (to the extent the Obligations have not been indefeasibly paid and satisfied in full by the applicable date in question), Additional Warrants to purchase 250,000 shares of Common Stock of Issuer at an exercise price of $0.10 per share and in substantially the same form as the Fourth Amendment Warrants (other than as to the number of shares issuable thereunder, the original issue date of the applicable Additional Warrants, and the exercise period therefor, all of which shall be as set forth herein). The original issue date of each respective Additional Warrant issued pursuant to this Section 4(c) shall be the date of the applicable 30-day period after August 8, 2025 as of which any Obligations then remain outstanding, such Additional Warrants shall be exercisable in accordance with the terms thereof for five (5) years from and after the applicable original issue date thereof, and otherwise shall be substantially in the same form and substance as the Fourth Amendment Warrants.

5. **Conditions Precedent to Effectiveness of Amendment**. The effectiveness of this Amendment is subject to and contingent upon the fulfillment of each and every one of the following conditions to the satisfaction of Agent:

(a) Agent shall have received this Amendment, duly executed by Issuer and the Purchasers, and the Acknowledgement and Agreement of Guarantors attached to this Amendment, duly executed by each Guarantor;

(b) Agent shall have received an amendment and restatement of the Existing Warrant, duly executed by Issuer and Agent for the benefit of the Purchasers, which shall be in form and substance satisfactory to Agent;

(c) The Issuer shall have executed, delivered and issued the Fourth Amendment Warrants to Agent for the benefit of the Purchasers;

(d) Agent shall have added the Deferred Closing Fee to the principal amount of the Initial Notes and collected the Extension Fee;

(e) After giving effect to this Amendment, no Event of Default, Default or Material Adverse Effect shall have occurred and be continuing;

(f) After giving effect to this Amendment, all of the representations and warranties set forth herein, in the Note Documents and in the Purchase Agreement, shall be true, complete and accurate in all respects as of the date hereof (except for representations and warranties which are expressly stated to be true and correct as of an earlier date, in which case they shall be true and correct in all respects as of such earlier date); and

(g) Issuer shall have paid to the Agent and the Purchasers all costs, fees and expenses invoiced and owing in connection with this Amendment and due to the Agent and the Purchasers (including, without limitation, reasonable legal fees and expenses).

6. **Representations and Warranties**. In order to induce Agent to enter into this Amendment, Issuer hereby represents and warrants to Agent and the Purchasers that:

(a) After giving effect to this Amendment, no Event of Default, Default or Material Adverse Effect has occurred and is continuing or will occur upon the execution of this Amendment;

(b) After giving effect to this Amendment, all of the representations and warranties set forth in the Purchase Agreement and the other Note Documents are true, complete and accurate in all respects (except for representations and warranties which are expressly stated to be true and correct as of an earlier date, in which case they shall be true and correct in all respects as of such earlier date); and

(c) This Amendment has been duly executed and delivered by Issuer, and the Purchase Agreement and the other Note Documents continue to constitute the legal, valid and binding agreements and obligations of Issuer, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, and similar laws and equitable principles affecting the enforcement of creditors' rights generally.

7. **No Waiver**. The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default, whether or not known to Agent, and whether or not existing on the date of this Amendment.

8. **No Course of Dealing**. The amendments set forth in Section 2 hereof shall be effective only in the specific instances and for the specific purposes for which they are given, and shall not entitle Issuer to any other or further amendment, waiver or consent in any similar or other circumstances or be deemed to constitute a waiver of or consent to any other current or future departure from the terms and conditions of the Purchase Agreement or any other Note Document.

9. **Counterparts; Telefacsimile Execution**. This Amendment may be executed by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Agent reserves the right, in its sole discretion, to accept, deny, or condition acceptance of any electronic signature on this Amendment. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument. Delivery of an executed electronic counterpart of a signature page to this Amendment will be as effective as delivery of a manually executed counterpart of this Amendment.

10. **Integration**. The Purchase Agreement as amended by this Amendment constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and thereof, and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof and thereof. Each party hereto hereby acknowledges and agrees that this Amendment constitutes a Note Document under the Purchase Agreement.

11. **Release**.

(a) Issuer and the Guarantors each hereby absolutely and unconditionally releases and forever discharges Agent and the Purchasers, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and

all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which Issuer or such Guarantor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown. Issuer and the Guarantors each certify that it has read the following provisions of California Civil Code Section 1542:

> A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

(b) Issuer and the Guarantors understand and acknowledge that the significance and consequence of this waiver of California Civil Code Section 1542 is that even if it should eventually suffer additional damages arising out of the facts referred to above, it will not be able to make any claim for those damages. Furthermore, Issuer and the Guarantors each acknowledges that it intends these consequences even as to claims for damages that may exist as of the date of this release but which it does not know exist, and which, if known, would materially affect its decision to execute this Amendment, regardless of whether its lack of knowledge is the result of ignorance, oversight, error, negligence, or any other cause.

12. **Reaffirmation of the Purchase Agreement**. This Amendment shall be construed in connection with and as a part of the Purchase Agreement, and, except as expressly amended by this Amendment, all terms, conditions and covenants contained in the Purchase Agreement (immediately prior to the effectiveness of this Amendment) are hereby ratified and confirmed and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment may refer to the Purchase Agreement without making specific reference to this Amendment, but nevertheless all such references shall, following the effectiveness hereof, include this Amendment unless the context otherwise requires. The Purchase Agreement as amended hereby and the other Note Documents are ratified and confirmed and remain in full force and effect.

13. **Fees and Expenses**. Issuer agrees to pay all costs and expenses of, or incurred by, the Agent and the Purchasers in connection with the negotiation, preparation, execution and delivery of this Amendment, including the fees and expenses of counsel for the Agent and the Purchasers.

14. **Governing Law**. THE VALIDITY OF THIS AMENDMENT, THE CONSTRUCTION, INTERPRETATION AND ENFORCEMENT HEREOF AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD FOR PRINCIPLES OF CONFLICTS OF LAWS.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first hereinabove written.

ISSUER:

NOBLE ROMAN'S, INC.,
an Indiana corporation

By: Paul Mobley
Name: Paul Mobley
Title: Executive Chairman

AGENT, THE PURCHASER AND CORBEL SBIC:

CORBEL CAPITAL PARTNERS SBIC, L.P.

By: Corbel Capital Advisors SBIC, LLC, its General Partner

By: ______________________

Name: Michael H. Jones
Title: Managing Member

ACKNOWLEDGMENT AND AGREEMENT OF GUARANTORS

Each of the undersigned Guarantors hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms (including without limitation the release set forth in Section 11 of the Amendment) and execution thereof; (iii) reaffirms all obligations to Agent and the Purchasers pursuant to the terms of the Guaranty and Security Agreement and each other Note Document to which it is a party; and (iv) acknowledges that, in accordance with the terms of the Note Documents, Agent, the Purchasers and Issuer may amend, restate, extend, renew or otherwise modify the Purchase Agreement between Issuer, Agent, and the Purchasers party thereto and any indebtedness or agreement of Issuer, or enter into any agreement or agree to the extension by Agent and the Purchasers to Issuer for additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the obligations of the undersigned under the Guaranty and Agreement or any other Note Document to which it is a party.

PIZZACO, INC.,
an Indiana corporation

By: /s/ Paul Mobley
Name: Paul Mobley
Title: Executive Chairman

RH ROANOKE, INC.,
an Indiana corporation

By: /s/ Paul Mobley
Name: Paul Mobley
Title: Executive Chairman